UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

MobileBits Holdings Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53953	26-3033276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6151 Lake Osprey Drive 3rd Floor Sarasota, Florida 34240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 610-7269

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On August 25, 2015, MobileBits Corporation (“MB”), a Florida corporation, executed a Shareholder Agreement with MobileSolutions Capital (“MS”), an exempted entity incorporated in the Cayman Islands under the number 299821 with its registered office being located on Grand Cayman Island and represented for the purposes of the agreement by Mohammad AlKubaisi which was conditioned on approval by the MobileBits Holdings Corporation (“MBHC”) Board of Directors. The MBHC Board of Directors approved the transaction on September 9, 2015.

The parties have agreed to jointly establish a joint venture, for the purpose of developing and selling the mobile application known as a Mobile Commerce Network (“MCN”). Under the terms of the agreement the new entity will manage day to day operations and sales for much of Europe and parts of Asia while MB continue to exploit commercial opportunities throughout the Americas, parts of Europe and Japan.

MS will commit up to $1,200,000 in startup capital as well as contribute $45,000 in the JV for incorporation costs and legal expenses for the formation of the new entity. MS will maintain a 90% share in the JV with MB as a minority 10% shareholder.   The startup capital funds are exclusively committed to product development and technology resources to be exploited mutually by both the JV and MB throughout their respective territories and to expand their current offering, branching into white labeling and reseller partner opportunities.  MB retains exclusive representation rights to the resultant technology, including the consumer mobile application SAMY.

As consideration for the MS investment in the new company and the jointly commercialized products, MBHC will issue common shares in two phases.

•          Phase One:  80 million shares immediately upon incorporation of JV

•          Phase Two: Additional shares will be issued to equal an aggregate ownership level of forty seven percent (47%) ownership stake in MBHC within six (6) months of JV’s incorporation.

MB agrees to issue additional shares of common stock to maintain MS’s % ownership in MBHC at a minimum of 37%.

In addition to the MBHC share distribution, the newly formed JV will nominate two (2) members to the MBHC Board of Directors.

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Item 3.02  Unregistered Sales of Equity Securities.

Pursuant to the the Shareholders Agreement, MobileBits Holdings Corporation will be issuing 80 million shares of its common stock, $0.001 par value per share, to MobileSolutions Capital as consideration for and in connection with the closing of the transaction described in 1.01 above.  Additionally MobileBits will issue additional shares of its Common Stock, $0.001 par value, to bring the equity ownership level to 47% within 6 months of the completion date of the obligation described herein to MobileSolutions Capital.  All of such shares are being offered and sold in an offshore transaction to an investor that is not a U.S. person pursuant to the exemption provided by Regulation S promulgated under of the Securities Act of 1933, as amended.

Forward Looking Statements

Information set forth herein contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties.  MBHC cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the outcome of pending or potential litigation or governmental investigations; uncertainty of the expected financial performance of MBHC following completion of the transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; and general economic conditions that are less favorable than expected.  Additional information and other factors are contained in MBHC filings with the Securities and Exchange Commission (the “SEC”), including MBHC Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site http://www.sec.gov.  MBHC disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILEBITS HOLDINGS CORPORATION

Date: September 11, 2015	By:	/s/ Kent Kirschner
Kent Kirschner
Interim Chief Executive Officer

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